Section 906 Certifications
I, Jonathan S. Horwitz, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:
1. The form N-CSR of the Funds listed on Attachment A for the period ended March 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended March 31, 2014 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.
Date: May 28, 2014
/s/ Jonathan S. Horwitz
______________________
Jonathan S. Horwitz
Principal Executive Officer
Section 906 Certifications
I, Steven D. Krichmar, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:
1. The form N-CSR of the Funds listed on Attachment A for the period ended March 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended March 31, 2014 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.
Date: May 28, 2014
/s/ Steven D. Krichmar
______________________
Steven D. Krichmar
Principal Financial Officer
Attachment A
N-CSR
Period (s) ended March 31, 2014
Putnam Master Intermediate Income Trust
Putnam California Tax Exempt Income Fund
Putnam American Government Income Fund
Putnam Tax Exempt Income Fund
Putnam International Growth Fund
Putnam U.S. Government Income Trust
Putnam Money Market Fund
Putnam Money Market Liquidity Fund
Putnam Tax Exempt Money Market Fund
Putnam Diversified Income Trust
Putnam Dynamic Asset Allocation Balanced Fund
Putnam Dynamic Asset Allocation Growth Fund
Putnam Dynamic Asset Allocation Conservative Fund